Exhibit 16.1

November 2, 2015

U.S. Securities and Exchange Commission
100 F. Street
Washington, DC 20549 – 7561

Ladies and Gentlemen

Re: AppYea, Inc.
Commission File No. 333-190999

We have read the statements that we understand AppYea, Inc. will include under Item 4.01 of the Form 8-K report dated November 2, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC